UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

 Commission file number 001-16111
GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange
4.875% Senior Notes due 2031	GPN31A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition

On February 18, 2026, Global Payments Inc. (the "Company" or "Global Payments") issued a press release announcing its financial results for the quarter and year ended December 31, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this "Report") and is incorporated herein by reference.

The information being furnished pursuant to Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.    Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On February 18, 2026, the Company announced that the Board of Directors of the Company (the “Board”) appointed Vivek Sankaran as a new director of the Company and to the Audit Committee and Compensation Committee of the Board, effective February 19, 2026.

Mr. Sankaran will be compensated for his service as director on the same basis as other non-employee directors of the Company. There are no arrangements or understandings between Mr. Sankaran and any other person pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between the Company and Mr. Sankaran required to be disclosed herein.

Mr. Sankaran is the former CEO of Albertsons Companies, where he led a major operational and digital transformation. Before his appointment as CEO of Albertsons in April 2019, he spent a decade at PepsiCo, ultimately leading Frito-Lay North America. Before joining PepsiCo in 2009, Mr. Sankaran was a partner at McKinsey & Company, where he served various Fortune 100 companies. Mr. Sankaran has an MBA from the University of Michigan, a master’s degree in manufacturing from Georgia Institute of Technology and a bachelor’s degree in mechanical engineering from the Indian Institute of Technology in Chennai.

Appointment of Chief Accounting Officer and Principal Accounting Officer

On February 18, 2026, the Company announced the appointment of Jennifer Bozeman Whyte as the Company’s Chief Accounting Officer and principal accounting officer, effective March 1, 2026.

Ms. Whyte, age 49, has served in a variety of accounting and finance leadership roles at the Company since 2007. Most recently, she has served as the Company’s Executive Vice President, Finance Transformation since January 2026. Prior to that, she served as Executive Vice President, Business Accounting; Senior Vice President, Accounting, Merchant Solutions; and Vice President, Worldwide Controller. In these roles, Ms. Whyte led the Company’s global accounting organization, oversaw technical accounting matters, and supported mergers, acquisitions and divestitures. Ms. Whyte is a licensed Certified Public Accountant in the State of Georgia.

In connection with her appointment as Chief Accounting Officer and principal accounting officer, Ms. Whyte will receive the following compensation package: (i) base salary of $420,000; (ii) target bonus of 65% of her base salary; (iii) eligibility to participate in the Company’s equity plan with an annual target of 85% of her base salary; and (iv) if the Company terminates her employment without cause at any point, the Company will pay her severance in the amount equal to at least 52 weeks of her then-current salary.

There are no family relationships between Ms. Whyte and any Company director or executive officer, and no arrangements or understandings between Ms. Whyte and any other person pursuant to which she was selected as an officer. Ms. Whyte is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01.    Regulation FD Disclosure

On February 18, 2026, the Company issued press releases announcing (i) its financial results for the quarter and year ended December 31, 2025, and (ii) the appointment of Mr. Sankaran to the Board. Copies of such press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Global Payments Inc., containing financial information for the quarter and year ended December 31, 2025, dated February 18, 2026.
99.2	Press Release of Global Payments Inc., announcing the appointment of Mr. Sankaran to the Board, dated February 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date:	February 18, 2026	By: /s/ Joshua J. Whipple
Joshua J. Whipple
Chief Financial Officer